UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2025

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	11780 U.S. Highway One, Suite 600
	Palm Beach Gardens,	FL	33408
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 17, 2025, Dycom Industries, Inc. (the “Company”) appointed Jill L. Ramshaw as the Company’s Vice President and Chief Human Resources Officer. Prior to joining the Company, Ms. Ramshaw, age 47, was employed as the Chief Human Resources Officer and Senior Vice President of Human Resources for Marathon Oil Corporation, a leading energy company focused on exploration and production. Ms. Ramshaw holds a Master’s degree in Psychology from the University of Aberdeen, UK and a Human Resources Management diploma from Robert Gordon University in Aberdeen, UK.

On February 17, 2025, the Company entered into an employment agreement with Ms. Ramshaw (the “Employment Agreement”) whereby Ms. Ramshaw will serve as Vice President and Chief Human Resources Officer of the Company. The Employment Agreement has an initial term of three years, with automatic one-year extensions thereafter, unless notice of non-renewal is given by either party; provided that if there is a “change in control” of the Company at any time, including after a non-renewal notice, the term of the Employment Agreement will automatically continue for two years from the date of the “change in control.”

During the term of the Employment Agreement, the Company will provide Ms. Ramshaw with the following compensation and benefits: (i) an annual base salary of $450,000; (ii) an annual bonus in an amount determined in the sole discretion of the Company, with a target bonus opportunity of 70% of her base salary; (iii) on or about the effective date of the Employment Agreement (the “Grant Date”), an initial equity grant of time-vesting restricted stock units with a Grant Date fair value of $300,000 (based on the average closing price of the Company’s stock on the New York Stock Exchange for the 45-day trading period immediately preceding the Grant Date), which will vest ratably over four years, subject to Ms. Ramshaw’s continued employment through the applicable vesting dates, (iv) eligibility to participate in long-term incentive plans of the Company, with a fiscal year 2026 award targeted at $735,000 with the form of the award to be determined by the Company; (v) eligibility to participate in all employee benefit plans or programs of the Company and (vi) expense reimbursement for out of pocket expenses as she may incur from time to time for and on behalf of the furtherance of the Company’s business.

In the event that the Company terminates Ms. Ramshaw’s employment without “cause” and prior to a “change in control” of the Company, Ms. Ramshaw will be entitled to a cash severance payment equal to one and one half (1.5) times the sum of: (x) her then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to her during the three fiscal years immediately preceding such termination or resignation and (ii) 50% of her base salary at the rate in effect on the date of her termination (the “Without Cause Severance Benefits”). The Without Cause Severance Benefits will be paid over the eighteen-month period immediately following Ms. Ramshaw’s termination of employment without “cause” and in such intervals as she would have received payment of her base salary if she had remained employed with the Company. Ms. Ramshaw will continue to be eligible to participate in the Company’s health and welfare plans for a period of up to 18 months following her termination of employment by the Company without cause (or a cash payment in lieu of if participation is not permitted), with such participation becoming secondary if Ms. Ramshaw is eligible to participate in the employee benefit plans of a new employer. If the Company terminates Ms. Ramshaw’s employment for “cause,” she will not be entitled to any severance payments other than accrued and vested benefits as required by law.

If a “change in control” of the Company should occur and the Company terminates Ms. Ramshaw’s employment without “cause” or Ms. Ramshaw resigns her employment for “good reason,” in either case on or within two years following the consummation of the change in control, Ms. Ramshaw will be entitled to (i) the Without Cause Severance Benefits, and (ii) a pro rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (x) the average amount of the annual bonus paid to her during the three fiscal years immediately preceding such termination or resignation or (y) the target annual bonus for the fiscal year of her separation from service, multiplied by a fraction equal to the number of days employed during the year divided by 365. These amounts will be payable in a single lump sum within five days following such termination or resignation. Ms. Ramshaw also will continue to participate in the Company’s health and welfare plans for a period of up to 18 months following her termination or resignation (or receive a cash payment in lieu of participation if participation is not permitted), with such participation becoming secondary if Ms. Ramshaw is eligible to participate in the employee benefit plans of a new employer. In addition, all outstanding equity awards held by Ms. Ramshaw at the time of her resignation of employment with the Company for “good reason” or her termination of employment by the Company without “cause” on or following a “change in control” will fully and immediately vest with performance-based awards vesting at target.

Payment of severance under the Employment Agreement is contingent upon Ms. Ramshaw’s execution, delivery and non-revocation of a general waiver and release of claims against the Company. Ms. Ramshaw is subject to a five-year confidentiality covenant and non-competition and non-solicitation covenants that apply for one year following her separation from service. Ms. Ramshaw is also subject to an assignment of inventions and developments agreement. The Employment Agreement also provides for arbitration in the event of any dispute or controversy arising out of the Employment Agreement or Ms. Ramshaw’s employment with the Company.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Ms. Ramshaw does not have any family relationship with any of the Company’s executive officers or directors and is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits

10.1	Employment Agreement between Dycom Industries, Inc. and Jill L. Ramshaw, dated February 17, 2025.
99.1	Press release dated February 18, 2025 by Dycom Industries, Inc. regarding the appointment of Jill L. Ramshaw as Vice President and Chief Human Resources Officer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 18, 2025

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary